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Exhibit 10.1

2003 Directors Deferred Compensation and Deferred Stock Unit Plan

Sabre Holdings Corporation

As Adopted by the Board of Directors on January 13, 2003

No Shareholder Approval Needed

i

Sabre Holdings Corporation
2003 Directors Deferred Compensation and Deferred Stock Unit Plan

Section 1. Purpose; Definitions

        The purpose of the Sabre Holdings Corporation 2003 Directors Deferred Compensation and Deferred Stock Unit Plan (the "Plan") is to enable Sabre Holdings Corporation (the "Company") to make awards to its Directors of Deferred Stock Units and to allow deferral of Director's Compensation (as hereinafter defined), in a manner and in situations which are exempt from the shareholder approval requirements of the New York Stock Exchange, Inc. (the "NYSE"). The Plan is intended to replace and supersede the Company's Directors' Interest Accrual Deferral Plan and the Company's Directors' Stock Equivalent Unit Deferral Plan (collectively, the "Prior Plans"). The Prior Plans are as of the Effective Date merged into the Plan, which shall be the surviving Plan, and all amounts deferred under the Prior Plans shall be payable under the terms of the Plan as the Effective Date.

        For purposes of the Plan, the following terms shall be defined as set forth below

  (a)
  "Board" means the Board of Directors of the Company.

  (b)
  "Business Combination" is defined in the definition of Change in Control.

  (c)
  "Change in Control" means the happening of any of the following:

  (i)
  When any Person, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

  (ii)
  The individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (iii)
  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding share of stock of the Company (the "Outstanding Company Stock") and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then Outstanding Company Stock and the combined voting power of the then Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or throughout one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of respectively, the then Outstanding Company Stock resulting from such Business Combination or the combined voting power of the then Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (iv)
    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        (d)   "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

        (e)   "Committee" means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

        (f)    "Company" means Sabre Holdings Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

        (g)   "Deferral Account" means the accounting entry made with respect to each Participant for the purpose of maintaining a record of each Participant's benefit under the Plan.

        (h)   "Deferral Election Form" is defined in Section 7(c)(iii).

        (i)    "Deferred Stock Unit" is defined in Section 6(a).

        (j)    "Deferred Stock Unit Valuation Date" is defined in Section 6(b)(iv).

        (k)   "Director" means a duly elected non-employee director of the Company.

        (l)    "Director's Compensation" means the amounts payable to a Director for a Plan Year for the Director's service on the Board for such Plan Year including, without limitation, annual retainer and meeting fees.

        (m)  "Director Contributions" means those contributions credited to a Participant's Deferral Account in accordance with the Participant's deferral election pursuant to Section 7(c).

        (n)   "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

        (o)   "Effective Date" means January 13, 2003.

        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        (q)   "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of one share of Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

        (r)   "Incumbent Board" is defined in the definition of Change in Control.

        (s)   "Interest Rate" means the rate per annum calculated by the Company on the date of deferral by reference to the London Interbank Offered Rate (as set forth by any service selected by the Company that is authorized information vendor for the purpose of displaying such rates) for a six month period, plus one percent.

        (t)    "NYSE" is defined in Section 1.

        (u)   "Outstanding Company Stock" is defined in the definition of Change in Control.

        (v)   "Outstanding Company Voting Securities" is in the definition of Change in Control.

        (w)  "Participant" means a Director who has received a Deferred Stock Unit award, or who has elected to defer Director's Compensation hereunder.

        (x)   "Person" means "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee).

        (y)   "Plan" means Sabre Holdings Corporation's 2003 Directors Deferred Compensation and Deferred Stock Unit Plan, as hereinafter amended from time to time.

        (z)   "Plan Year" means January 1 to December 31 of each calendar year. The first Plan Year shall be a short plan year that begins on the Effective Date, and ends on December 31, 2003.

        (aa) "Potential Change in Control" means the happening of any one of the following:

    (i)
    The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control; or

    (ii)
    The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

        (bb) "Prior Plans" is defined in Section 1.

        (cc) "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

        (dd) "Stock Equivalent Unit" means a notional share of Stock for purposes of the Plan.

        (ee) "Subsidiary" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2. Plan for Exempt Awards Only

        Notwithstanding any other provision of this Plan, awards under this Plan shall be payable only in cash.

        Such awards may only be made to the extent such awards qualify for an exception from the shareholder approval requirements of Rule 303A(8) of the NYSE or any successor rule thereto.

Section 3. Administration; Claims Procedure.

        (a)    Administered by Committee.    The Plan shall be administered by a committee of not less than two members of the Board (the "Committee"), who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as "Non-Employee Directors" for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The Committee shall initially be the Company's Compensation Committee.

        (b)    Authority of the Committee.    Subject to Section 2 and the other provisions herein, the Committee shall have full power and discretion to:

  (i)
  grant to Directors awards of Deferred Stock Units;

  (ii)
  select the Directors to whom Deferred Stock Units may from time to time be granted hereunder;

  (iv)
  determine the number of shares of Deferred Stock Units to be covered by each such award of Deferred Stock Units granted hereunder;

  (iv)
  determine the terms and conditions, not inconsistent with the terms of the Plan, of any award of Deferred Stock Units granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any such award, based in each case on such factors as the Committee shall determine in its sole discretion);

  (v)
  designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf;

  (vi)
  construe and interpret the Plan and any agreement or instrument entered into under the Plan;

  (vii)
  establish, amend, or waive rules and regulations for the Plan's administration;

  (viii)
  amend (subject to the provisions of Section 10 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and

  (ix)
  make other determinations which may be necessary or advisable for the administration of the Plan.

        (c)    Decisions Binding.    All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

Section 4. Eligibility and Participation.

        Subject to Sections 2 and 7(b), all Directors shall be eligible to participate in the Plan and defer Director's Compensation or receive awards of Deferred Stock Units hereunder from time to time.

Section 5. Stock Subject to Plan

        The total number of shares of Deferred Stock Units reserved and available for distribution under the Plan shall be 150,000 shares.

        If any Deferred Stock Units granted hereunder are forfeited or otherwise terminate without a payment being made to the Participant, such Deferred Stock Units shall not be counted against the share limits set forth in this Section 5 and shall again be available for distribution in connection with future awards under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, large non-recurring cash dividend (as determined by the Committee), Stock split, redemption, spin-off, split-up or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of Deferred Stock Units reserved for issuance under the Plan, and in the number of Deferred Stock Units subject to outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Deferred Stock Units subject to any award shall always be a whole number.

Section 6. Deferred Stock Unit Awards

        (a)    Administration.    Cash-only deferred stock units or other cash-only awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Deferred Stock Unit") may be granted under the Plan.

        Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards of Deferred Stock Units shall be made, the number of Deferred Stock Units to be awarded pursuant to such awards, the vesting schedule, forfeiture rules, payout periods, and all other conditions of the awards. The Committee may also provide for the grant of Deferred Stock Units or payment of cash based in whole or in part upon the value or appreciation of the corresponding number of shares of Stock, upon the completion of a specified performance period or satisfaction of specified performance criteria.

        The provision of Deferred Stock Unit awards need not be the same in respect to each recipient.

        (b)    Terms and Conditions.    Deferred Stock Unit awards made pursuant to this Section 6 shall be subject to the following terms and conditions:

  (i)
  Unless otherwise determined by the Committee at the time of grant each Deferred Stock Unit shall be equal to one notional share of Stock on the date of grant.

  (ii)
  Subject to the provisions of this Plan and the award agreement, if any, referred to in Section 6(b)(vi) below, neither awards nor Deferred Stock Units subject to awards made under this Section 6 may be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the award is paid in cash or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

  (iii)
  Subject to the provisions of this Plan and the award agreement, if any, and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 6 shall be entitled to receive, currently, or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock represented by the Deferred Stock Unit award, and such dividends or dividend equivalents shall be deemed to have been reinvested in additional Deferred Stock Units.

  (iv)
  Unless determined otherwise by the Committee at grant, or as set forth in an award agreement, if any, (A) Deferred Stock Units shall be fully vested at the time of grant, and (B) in the event a recipient of Deferred Stock Units ceases service on the Board for any reason, such recipient shall receive a cash payment equal to the Fair Market Value of a share of Stock on the last trading day of the month after the month in which such service terminates (the "Deferred Stock Unit Valuation Date"), multiplied by the number of Deferred Stock Units held by such recipient. Such cash payment shall be made as soon as administratively feasible, but in no event later than the fifteenth (15th) day after the Deferred Stock Unit Valuation Date.

  (v)
  In the event of the participant's retirement (as determined by the Committee in its sole discretion), Disability or death, a Change in Control, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 6.

  (vi)
  Each award under this Section 6 may, but is not required to, be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

  (vii)
  Deferred Stock Unit awards shall be payable only in cash.

(c) Impact of Change in Control. In the event of either:

  (1)
  a Change in Control, or

  (2)
  a Potential Change in Control, but only if and to the extent so determined by the Committee or the Board at or after grant subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination, the following shall occur:

  (i)
  Any issued and outstanding Deferred Stock Unit awards shall continue in effect or, if such continuation is not possible, shall be equitably converted to equivalent awards of any successor entity.

  (ii)
  If such continuation or conversion is not possible (but only if it is not possible), all such Deferred Stock Unit awards shall become fully vested, the restrictions or deferral limitations applicable to any Deferred Stock Unit awards shall lapse and such shares shall be deemed fully vested and any performance criteria shall be deemed met at target.

  (iii)
  If any Deferred Stock Unit awards are not continued or converted, but rather (A) become fully vested and exercisable as provided in paragraph (ii) above, or (B) are already fully vested pursuant to Section 6(b)(iv) or otherwise, then the value of all outstanding Deferred Stock Unit awards in each case to the extent vested, shall, unless determined otherwise by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

Section 7. Deferred Director's Compensation

  (a)
  Establishment.

        Deferred Director's Compensation payable under this Section 7 is intended to qualify under 4 U.S.C. Section 114.

  (b)
  Eligibility.

  (i)
  Partial Year Eligibility. In the event that a Director first becomes eligible to participate in the Plan after the beginning of a Plan Year, the Company shall notify the Director of his or her eligibility to participate, and the Company shall provide each such Director with a

      Deferral Election Form (as hereinafter defined), and any additional enrollment forms that must be completed by the Director as provided in Section 7(c)(iii) herein; provided, however, that such Director must make his or her election within 30 days thereof and may elect only to defer that portion of his or her Director's Compensation for such Plan Year which is to be earned after the filing of the deferral election.

    (ii)
    Ceasing to be Eligible. In the event a Participant ceases to be eligible to participate in deferrals under Section 7 of the Plan, such Director shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time that the Director again becomes an active Participant.

    (iii)
    Notice. The Company shall notify a Director within a reasonable time of such Director's gaining or losing eligibility for active participation in the Plan.

  (c)
  Contributions to Deferral Accounts.
  (i)
  Director's Compensation Deferrals. Subject to Sections 7(c)(ii) and 7(c)(iii), a Director may elect to defer and have credited to his her Deferral Account for any Plan Year up to one hundred percent (100%) of his or her Director's Compensation; provided, however, that the amount of deferrals selected by the Participant shall not reduce his or her non-deferred Director's Compensation below the amount that is required to withhold for required or elected withholding for any purpose. The minimum amount of Director's Compensation that may be deferred in any Plan Year is five thousand dollars ($5,000). In addition, a Participant's Deferral Account shall be credited with compensation deferrals, if any, made under the Prior Plans.

  (ii)
  Deferral Election. Directors and Participants shall make their elections to defer all or a portion of their Director's Compensation for the Year by December 1, but no later than December 31, prior to the beginning of the Plan Year in which the Director's Compensation is to be earned, or not later than thirty (30) calendar days following notification of eligibility to participate for a partial Plan Year (with respect to Director's Compensation not yet earned). If a Director wishes to participate in the Plan for the first (short) Plan Year, such Director must elect on or before January 27, 2003, to defer all or a portion of his or her Director's Compensation to be earned for the pay periods beginning on or after February 1, 2003. Any Director's Compensation deferral elections must be made before the Director's Compensation is earned and before the amount thereof is substantially certain of payment.

  (iii)
  Length of Deferral and Modification of Elections. All deferral elections shall be irrevocable for the Plan Year in which they are in effect, and shall be made on a deferral form provided by the Company (the "Deferral Election Form"), as described herein. Once made, a Participant's deferral election shall remain in effect for all subsequent Plan Years for which the Participant is a Director unless and until the Participant increases, decreases, or terminates such election by submitting a new Deferral Election Form to the Company. Deferral election changes must be submitted to the Company no later than December 1 prior to the beginning of the Plan Year for which the change is to be effective. To the extent determined by the Committee from time to time, Participants shall elect on the Deferral Election Form and related enrollment forms (i) the percentage or flat dollar amount of each eligible component of Director's Compensation to be deferred for the Plan Year; (ii) the deemed investment elections of the amounts to be deferred, in accordance with Section 7(e)(ii); (iii) any scheduled in-service withdrawal that may be desired (which election must be made prior to the beginning of the deferral period for the Plan Year deferral at issue, and can only be elected for one Plan Year's deferral at a time); (iv) the method (lump sum or installment) and timing (up to

      10 years) of preferred distribution in the event termination of Board service for any reason other than death, and (v) a Beneficiary designation. A Participant may change his or her prior elections; provided, however, that any change within 12 months of either a distribution date (in the case of an in-service distribution) or the Participant's date of incurrence of a Disability or termination date (in the case of distributions on or after Disability or termination) shall be null and void.

  (d)
  Distributions.
  (i)
  Scheduled In-Service Distributions. A Participant may elect in the manner prescribed by the Committee to receive all or a portion of the vested portion of his or her Deferral Account while he or she is still a Director in (A) a single lump sum payment, or (B) annual installment payments in cash over a period of two (2) to five (5) years, with the amount of each payment determined as set forth in Section 7(d)(viii). If the amount the Participant elects to receive is less than $25,000 (for all years combined), payment shall be made in a single lump sum. If a Participant elects to receive installment payments under (B) above, the amount of each installment payment shall be equal to the balance remaining in the portion of the Participant's Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant's Deferral Account pursuant to Section 7(e)(ii). A Participant's election under this Section 7(d)(i) must specify the future year in which the payment of the deferred amounts shall commence, provided that the year in which distributions are to commence must be at least two (2) years beyond the end of the Plan Year in which the compensation is deferred. Any desired in-service distribution must be separately elected for each year compensation is deferred. Thus, to elect a scheduled in-service withdrawal for future Plan Years' deferrals, a new distribution election form must be submitted during the applicable enrollment period. Once the applicable enrollment period has passed, a scheduled in-service distribution cannot be elected for that Plan Year's deferrals. Distributions under this Section 7(d)(i) shall commence in January of the year specified in the Participant's election. A Participant may delay the commencement of in-service payments or amend his or her election as to the form of the distribution at any time provided that such amendment must be made in the manner specified by the Committee at least one (1) calendar year prior to the date the distribution is to commence. If a Participant's Board service with the Company terminates for any reason prior to receiving full payment of an in-service distribution or while he or she is receiving scheduled installment payments pursuant to this Section 7(d)(i), the unpaid portion of the Participant's elected distribution shall be paid in accordance with Section 7(d)(ii) below.

  (ii)
  Distributions upon Disability or Termination of Board Service for Reasons Other Than Death. If a Participant incurs a Disability or a Participant terminates Board service for any reason other than Participant's death, Participant shall receive distributions in accordance with Participant's most recent Deferral Election Form submitted at least 12 months prior to his or her incurrence of a Disability or termination from Board service. Subject to the above, the Participant may elect to receive the vested balance credited to his or her Deferral Account in (A) a single lump sum payment or, (B) annual installment payments paid in cash over a period of two (2) to ten (10) years, with the amount of each payment determined as set forth in Section 7(d)(viii). If a Participant does not have a valid election on file, or if the vested balance credited to his or her Deferral Account is less than $25,000, payment shall be made in a single lump sum.

    In the event a Participant dies while receiving installment payments or before distributions have commenced in accordance with this Section 7(d)(ii), the unpaid portion of the Participant's Deferral Account shall be paid in accordance with Section 7(d)(iii) below.

  (iii)
  Termination of Board Service Because of Death. If a Participant's Board service with the Company terminates due to Participant's death prior to the date the Participant incurs a Disability, or if a Participant dies while receiving installment payments or before distributions have commenced in accordance with Section 7(d)(ii), the unpaid vested portion of such Participant's Deferral Account shall be paid to the Participant's designated beneficiary in a single lump sum payment as soon as administratively feasible following the Participant's termination of Board service or death. The amount of any such lump sum payment shall be determined as set forth in Section 7(d)(viii).

  (iv)
  Nonscheduled In-Service Withdrawals. Notwithstanding any provision of this Plan to the contrary, a Participant may at any time request a lump sum distribution of all or a portion of his or her vested Deferral Account. In the event a Participant requests a distribution under this Section 7(d)(iv), (i) such Participant will receive a portion of his or her Deferral Account equal to 90% of the requested distribution, and the remaining 10% of the requested distribution will be forfeited, and (ii) such Participant will be ineligible to participate in the Plan for the remainder of the Plan Year in which the distribution is received and for the immediately following Plan Year. The amount of any such distribution shall be determined as set forth in Section 7(d)(viii).

  (v)
  Form of Distribution. All distributions hereunder shall be in cash.

  (vi)
  Financial Hardship. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion, distribute all or a portion of such Participant's Deferral Account to the Participant without penalty.

    For purposes of this Section 7(d)(vi), "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant, including, but not limited to, the illness or injury of a Participant or dependent (as determined by the Committee), or the casualty loss of a Participant's real or personal property. In any event, payment under this Section 7(d)(vi) may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's Deferral Account will be credited with earnings in accordance with the Plan up to the date of distribution.

    The Committee shall judge the severity of the financial hardship. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant's future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

    In the event a Participant receives a distribution under this Section 7(d)(vi), then such Participant will be ineligible to participate in the Plan for the remainder of the Plan Year in which the distribution was received.

  (vii)
  Incompetence of Distributee. In the event that it shall be found that a person entitled to receive payment under the Plan (including a designated beneficiary) is a minor or is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to any person whom the Committee in its sole discretion determines is entitled to receive it, and any such payment shall fully discharge the Company, the Company, the Committee and the Plan from any further liability to the person otherwise entitled to payment hereunder, to the extent of such payment.

  (viii)
  Value of Stock Equivalent Units on Distribution. In the event of a distribution hereunder, the amount payable to the Participant receiving such distribution shall be as follows:

  (A)
  in the event Participant has selected investment at the Interest Rate pursuant to Section 7(e)(ii)(A), and such Participant has elected to take payment of the Deferral Account in a lump sum payout, or a lump sum payout is otherwise required hereunder, the Company shall pay the Participant an amount in cash equal to the balance in such Participant's Deferral Account as of the date selected by the Participant in such Participant's Deferral Election Form, or as of the date of the event requiring such lump sum payout, as the case may be.

  (B)
  in the event Participant has selected investment at the Interest Rate pursuant to Section 7(e)(ii)(A), and such Participant has elected to take payment of the Deferral Account in installments, the Company shall pay the Participant annually installment payments, with each payment equal to the balance of the Deferral Account on the applicable anniversary date selected by Participant, divided by the number of installments remaining.

  (C)
  in the event Participant has selected investment in Stock Equivalent Units pursuant to Section 7(e)(ii)(B), and such Participant has elected to take payment of the Deferral Account in a lump sum payout, or a lump sum payout is otherwise required hereunder, the Company shall pay the Participant an amount in cash equal to the number of Stock Equivalent Units in such Participant's Deferral Account, multiplied by the Fair Market Value of one share of Stock on the date selected by the Participant in such Participant's Deferral Election Form, or on the date of the event requiring such lump sum payout, as the case may be.

  (D)
  If Participant has selected investment in Stock Equivalent Units pursuant to Section 7(e)(ii)(B), and such Participant has elected to take payment of the Deferral Account in installment payouts, such Participant shall receive on each installment payment date the cash equivalent of the total number of Stock Equivalent Units in such Participant's Deferral Account, divided by the number of installments elected. The cash value of each payment of Stock Equivalent Units shall be equal to the number of Stock Equivalent Units to be paid out on such installment payment, multiplied by the Fair Market Value of one share of Stock on the applicable anniversary date selected by the Participant in such Participant's Deferral Election Form.

  (E)
  If Participant has elected to receive payout under Sections 7(e)(viii)(C) and (D), and the date selected by Participant in such Participant's Deferral Election Form is not a day on which the Stock trades, such date shall be the next succeeding trading day of the Stock.

    (F)
    Any payments due by the Company hereunder shall be made as soon as administratively feasible, but in any event no later than the fifteenth (15th) day after the day the amount of such payment is determined pursuant to this Section 7(d)(viii).

(e)
Deferred Compensation Accounts.
(i)
Participants' Accounts. The Company shall establish and maintain an individual bookkeeping Deferral Account for Director Contributions. Each Deferral Account shall be credited with Director Contributions generally within five (5) business days of the applicable Director Contribution, and as provided in Section 7(e)(ii). The Director Contributions held in each Participant's Deferral Account shall be one hundred percent (100%) vested at all times.

(ii)
Earnings on Deferred Amounts. A Participant's Deferral Account shall be credited with earnings (or losses) based on a deemed investment of the Participant's Deferral Account, as directed by each Participant, which deemed investment shall be either (A) notional interest at the Interest Rate, or (B) in Stock Equivalent Units. Deferrals that are deemed invested in Stock Equivalent Units shall be converted to a number of whole or fractional Stock Equivalent Units equal to the total amount of Director's Compensation deferrals to be converted divided by the Fair Market Value of a share of Stock on the date of deferral. A Participant shall have no voting rights or any other rights as a holder of Stock with respect to any Stock Equivalent Units allocated to his or her Deferral Account; provided, however, that notwithstanding the foregoing, to the extent a Participant has had Stock Equivalent Units credited to such Participant's Deferral Account and the Company pays cash dividends with respect to the Stock, such Participant's Deferral Account will be credited with an amount equal to such dividend per share of Stock multiplied by the number of Stock Equivalent Units in such Participant's Deferral Account. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, redemption, spin-off, split-up or other change in corporate structure affecting the Stock, the Committee, in its sole discretion, shall appropriately adjust the number of Stock Equivalent Units credited to a Participant's Deferral Account in order to achieve an equitable result.

    Deemed earnings (and losses) on a Participant's Deferral Account shall be credited to a Participant's Deferral Account on a monthly basis. Deemed earnings (or losses) shall be paid out to a Participant in accordance with the applicable Deferral Election Form. Any portion of a Participant's Deferral Account which is subject to distribution in installments shall continue to be credited with deemed earnings (or losses) until fully paid out to the Participant.

    The Committee reserves the right to change the options available for deemed investments under the Plan from time to time, or to eliminate any such option at any time. A Participant may specify a separate investment allocation with respect to each Deferral Election Form or amended Deferral Election Form. Participants may modify their deemed investment instructions each business day with respect to any portion (whole percentages only) of their Deferral Account; provided they notify the Committee or its designee within the time and in the manner specified by the Committee. Elections and amendments thereto pursuant to this Section 7(e)(ii) shall be made in the manner prescribed by the Committee.

  (iii)
  Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries who, upon the Participant's death, or physical or mental incapacity will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Committee or its designee by the Participant. Participants may change their beneficiary designations on such form as prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written beneficiary designation that has been signed by the Participant and delivered to the Committee or its designee prior to the Participant's death. In the event that all the beneficiaries named by a Participant pursuant to this Section 7(e)(iii) predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

    In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

        (f)    Trust. Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee(s) as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors upon the bankruptcy or insolvency of the Company.

        (g)   Nontransferability. Participants' rights to deferred amounts and earnings credited thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

Section 8. Rights of Participants.

        (a)   Contractual Obligation. The Plan shall create an unfunded, unsecured contractual obligation on the part of the Company to make payments due under Deferred Stock Unit awards, and to make payments from the Participants' Deferral Accounts when due. Payments under the Plan shall be made out of the general assets of the Company or from the trust or trusts referred to in Section 7(f) above.

        (b)   Unsecured Interest. No Participant or party claiming an interest in benefits of a Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. Each Participant, by participating hereunder, agrees to waive any priority creditor status with respect to any amounts due hereunder. The Company shall have no duty to set aside or invest any amounts credited to Participants' Deferral Accounts or Deferred Stock Unit awards under this Plan. Accounts established hereunder are solely for bookkeeping purposes and the Company shall not be required to segregate any funds based on such accounts.

Section 9. Miscellaneous.

        (a)   Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Committee, and if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices to the Company shall be deemed given as of the date of delivery. Notice to a Participant or beneficiary shall be deemed given as of the date of hand delivery, or if delivery is made by mail, three (3) days following the postmark date.

        (b)   Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

Section 10. Amendments and Termination

        The Company reserves the right to amend, modify, or terminate the Plan (in whole or in part) at any time by action of the Board or the Committee, with or without prior notice. Except as described below in this Section 10, no such amendment or termination shall in any material manner adversely affect any Participant's rights to any amounts already deferred or credited hereunder or deemed earnings thereon, up to the point of amendment or termination, without the consent of the Participant.

        The Board may terminate deferrals under the Plan and commence termination payout for all or certain Participants, or remove certain Participants, if the IRS taxes amounts deferred under Section 7 prior to their scheduled payment date. If payout is commenced pursuant to the operation of this Section 10, the payment of deferred amounts and earnings thereon shall be made in the manner selected by each Participant under Section 7(d)(ii) herein (other than the commencement date).

        Subject to the above provisions, the Board shall have broad authority to amend the Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 11. General Provisions

        (a)   Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

        (b)   No Right to Continued Service. The adoption of the Plan shall not confer upon any Director any right to continued service as a Director with the Company, nor shall it interfere in any way with the right of the Company to terminate the service of a director at any time.

        (c)   Arbitration. Any individual making a claim for benefits under this Plan may contest the Committee's decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Southlake, Texas, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator's authority shall be limited to the affirmation or reversal of the Committee's denial of the claim or appeal, based solely on whether or not the Committee's decision was arbitrary or capricious, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. Except as otherwise required by applicable law, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney's fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Section 12. Governing Law.

        The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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2003 Directors Deferred Compensation and Deferred Stock Unit Plan
CONTENTS
Sabre Holdings Corporation 2003 Directors Deferred Compensation and Deferred Stock Unit Plan